EXHIBIT 99.1

Vapor Corp. to Acquire the Operations of International Vapor Group (“IVG”), a Multi-brand e-Cigarette and Vaporizer Company with $15 Million of Online Revenue in 2013 and 8 Company Owned Retail Stores

DANIA BEACH, Fla., May 15, 2014 – Vapor Corp. (OTCQB:VPCO; “Vapor” or “the Company”), a leading U.S.-based electronic cigarette and vaporizer company, today announced that on May 14, 2014 it entered into an asset purchase agreement with International Vapor Group, Inc. and certain of its subsidiaries (“IVG”) to purchase IVG’s e-commerce, wholesale and retail operations by acquiring substantially all of IVG’s assets and assuming certain of its liabilities.

IVG’s retail operations include eight Company owned VAPOR ZONE® retail stores, six of which were opened in the first quarter 2014, the brands SOUTH BEACH SMOKE®, EVERSMOKE® and VAPOR ZONE®, and Vapor Zone Franchising, LLC, a wholly owned subsidiary that will conduct the franchising of Retail Stores.

Under the terms of the purchase agreement, Vapor has agreed to pay IVG at closing approximately $20.8 million, of which approximately $1.7 million will be in cash and the remaining $19.1 million in 3,300,501 shares of Vapor common stock (based on a price of $5.787 per share which represents the 30-trading day weighted average closing price of Vapor common stock, as reported on the OTC Bulletin Board preceding May 14, 2014, the date of the purchase agreement). Vapor has also agreed to pay IVG an earn-out aggregating up to $29.2 million in shares of Vapor common stock. Earn-out payments are contingent and based upon the post-closing performance of IVG’s e-commerce, wholesale and retail operations during the earn-out period specified in the purchase agreement.

IVG’s principal owners and operators Nicolas Molina and David Epstein have agreed to become part of Vapor’s management team responsible for IVG’S continuing e-commerce, wholesale and retail operations. Mr. Molina will serve as Senior Vice President of Retail & e-Commerce and Mr. Epstein will serve as Vice President of Wholesale.

Completion of the acquisition is subject to Vapor obtaining stockholder approval for issuance of the shares of its common stock that will be issued at closing as part of the purchase price and thereafter as earn-out payments, as well as additional customary closing conditions. Vapor expects to complete the acquisition as soon as possible but not later than July 31, 2014.

Additional information about the acquisition has been filed by Vapor with the Securities and Exchange Commission in a Current Report on Form 8-K and investors are encouraged to read the filing for a better understanding of the terms and conditions of the acquisition.

IVG’s net sales for the years ended December 31, 2013 and 2012 were approximately $15 million and $10.5 million, respectively.

“IVG brings to Vapor Corp. an established online customer base and distribution channel that includes its own branded retail store operations under the name VAPOR ZONE. We are excited to have Mr. Molina head up these divisions. His previous experience as an owner and co-founder of Let’s Talk Cellular and Wireless, Inc., where he opened 289 stores, will prove invaluable,” said Jeff Holman, Chairman, President and CEO of Vapor Corp. “With the stability for Internet sales recently provided by the promulgation of the FDA’s proposed regulations, Vapor Corp. is very excited to be able to react quickly and have the opportunity to take part in this segment of the market, where gross margins are substantially higher than in wholesale distribution. Mr. Molina’s plan of re-launching Vapor Corp.’s existing online stores, to work in concert with IVG’s websites, will immediately make Vapor Corp. a much more significant player in the internet sales channel.”

Mr. Holman continued, “Vapor Corp. and IVG have similar business strategies that we believe offer significant economies of scale. Outside of the top five companies, the electronic cigarette and vaporizer industry is highly fragmented, which represents a tremendous opportunity for Vapor Corp. to strategically acquire companies that are complimentary to and allow us to further diversify our product offering and distribution channels.”

Nicolas Molina, CEO of IVG, commented, “We are very excited to join forces with Vapor Corp. to create an exciting multi-pronged strategy that includes an industry-leading online presence, nationally ranked wholesale distribution and award-winning company-owned brick and mortar stores. Individually we were both successful, but together we will enhance our positions as industry leaders.”

Mr. Molina concluded, “We are especially eager to leverage Vapor Corp.’s reach as we continue to expand the retail footprint for our EverSmoke and South Beach Smoke brands, including our new South Beach Smoke Air (TM) tank system. We are also excited to leverage Vapor Corp.‘s management’s expertise and access to the capital markets to help fund the anticipated growth of Vapor Zone stores.”

About International Vapor Group, Inc.

IVG is a leader in the industry of electronic cigarettes. IVG leads through manufacturing, distributing, and marketing some of the most recognizable names of e-cigarettes, including South Beach Smoke, EverSmoke and introducing new retail concept, Vapor Zone. IVG understands the needs of customers and how to stay ahead with innovation. With a unique array of offerings for every customer profile, IVG keeps everyone in mind.

IVG also has a direct to consumer business, Vapor Zone, which is an online hub coupled with brick and mortar locations serving the ever-growing and passionate vaping community. Everyone from vaping newbies to the most experienced vapers get access to the most technologically advanced electronic cigarettes and personal vaporizes. IVG’s premium quality 100% USA-made e-juices are offered in a large variety of flavors and are customizable for customers’ enjoyment.

About Vapor Corp.

Vapor Corp., a publicly traded company, is a leading U.S. based electronic cigarette company, whose brands include Krave®, VaporX®, Hookah Stix®, Alternacig®, Fifty-One®, EZ Smoker®, Green Puffer®, Americig®, Fumare™ and Smoke Star®. We also design and develop private label brands for some of our distribution customers. “Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor’s electronic cigarettes and accessories are available online, through direct response to our television advertisements and through retail locations throughout the United States. For more information on Vapor Corp. and its e-cigarette brands, please visit us at www.vapor-corp.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern Vapor’s operations, economic performance, financial condition and pending acquisition of IVG’s online, wholesale and retail operations and are based largely on Vapor’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Vapor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in Vapor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in Vapor’s subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Vapor assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contacts:

Media:

Caitlin Kasunich

KCSA Strategic Communications

ckasunich@kcsa.com

(212) 896-1241

Investors:

Jeffrey Goldberger / Garth Russell

KCSA Strategic Communications

jgoldberger@kcsa.com / grussell@kcsa.com

(212) 896-1249 / (212) 896-1250